McClatchy Reduces Debt $41.3 Million

SACRAMENTO, Calif., June 8, 2015 /PRNewswire/ -- The McClatchy Company (NYSE-MNI) today announced that it had repurchased $41.336 million in aggregate principal amount of its 5.75% Notes due 2017 at par plus accrued and unpaid interest in a privately negotiated transaction. The company's total debt balance, after the repurchase, is now at $991.2 million and debt net of cash is approximately $948.9 million.

Elaine Lintecum, McClatchy's chief financial officer, said, "This debt reduction is consistent with our goals to continue to strengthen our financial position and create leveraged equity returns for our shareholders. We now have only about $70 million of debt due in 2017 and no other maturities due until the end of 2022, which we believe will provide ample runway as we continue our digital transformation."

About McClatchy

The McClatchy Company is a 21st century news and information leader, publisher of iconic brands such as the Miami Herald, The Kansas City Star, The Sacramento Bee, The Charlotte Observer, The (Raleigh) News and Observer, and the (Fort Worth) Star-Telegram. McClatchy operates media companies in 28 U.S. markets in 14 states, providing each of its communities with high-quality news and advertising services in a wide array of digital and print formats. McClatchy is headquartered in Sacramento, Calif., and listed on the New York Stock Exchange under the symbol MNI.

Additional Information

Statements in this press release regarding the Company's goals and ability to strengthen its financial position and create leveraged equity returns, as well as the Company's debt maturity runway, strategies and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: McClatchy may not generate cash from operations, or otherwise, necessary to reduce debt or meet debt covenants as expected; we may not be successful in the reducing debt whether through tenders offers, open market repurchase programs or other negotiated transactions; transactions may not close as anticipated or result in cash distributions in the amount or timing anticipated; McClatchy may not successfully implement audience strategies designed to increase audience revenue and may experience decreased audience volumes or subscriptions; McClatchy may experience diminished revenues from retail, classified, national and direct marketing advertising; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy's operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; increases in the cost of newsprint; bankruptcies or financial strain of its major advertising customers; litigation or any potential litigation; geo-political uncertainties including the risk of war; changes in printing and distribution costs from anticipated levels, including changes in postal rates or agreements; changes in interest rates; changes in pension assets and liabilities; changes in factors that impact pension contribution requirements, including, without limitation, the value of the company-owned real property that McClatchy has contributed to its pension plan; increased consolidation among major retailers in our markets or other events depressing the level of advertising; our inability to negotiate and obtain favorable terms under collective bargaining agreements with unions; competitive action by other companies; and other factors, many of which are beyond our control; as well as the other risks detailed from time to time in the company's publicly filed documents, including the company's Annual Report on Form 10-K for the year ended Dec. 28, 2014, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

CONTACT: Ryan Kimball, Assistant Treasurer & Director of Investor Relations, 916-321-1849, rkimball@mcclatchy.com